Exhibit 16

March 12, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by U.S. Xpress Enterprises, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of U.S. Xpress Enterprises, Inc. dated March 10, 2020.  We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama

Attachment

Back to Form 8-K